SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

         Date of Report (Date of earliest event reported): June 9, 2006

                                    AVP, Inc.
                                    ---------
               (Exact name of registrant as specified in charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

             005-79737                              98-0142664
             ---------                              ----------
      (Commission File Number)           (IRS Employer Identification No.)

      6100 Center Drive, Suite 900, Los Angeles, CA               90045
      ---------------------------------------------               -----
        (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (310) 426-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 - Entry into a Material Definitive Agreement.

      Pursuant to a Securities Purchase Agreement dated June 9, 2006, AVP, Inc. (the "Company") sold 705,882 units, each unit consisting of five shares of the Company's common stock ("Common Stock"), par value $0.001 per share and a five-year warrant to purchase one share of Common Stock at price of $1.00 per share, to AmTrust International Underwriters ("AmTrust"), for a total price $2,999,998.50. Oppenheimer & Co., Inc. acted as the placement agent and in addition to its commission, received a warrant to purchase 338,824 shares of Common Stock on substantially the same terms as the warrants sold to AmTrust. The sale of the securities is exempt from registration pursuant under Securities Act section 4(2), due to the limited number of investors, all of which are accredited. The Securities Purchase Agreement requires AVP to file a re-sale registration statement within 10 days from closing and gives the investors rights of first negotiation regarding future issuances of common stock, subject to exceptions. For additional information, please see the Company's press release, dated June 14, 2006, filed as exhibit 99.1 to this Form 8-K.

Item 3.02 - Unregistered Sales of Equity Securities.

      See Item 1.01.

Item 9.01 - Financial Statements and Exhibits.

         (c) Exhibits

         Exhibit No.    Exhibit
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         99.1           Press Release dated June 14, 2006


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2006            AVP, INC.

                                By: /s/
                                    --------------------------------
                                    Name:  Andrew Reif
                                    Title: Chief Operating Officer


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